Exhibit 5.2

[Letterhead of Morrison & Foerster LLP]

July 30, 2014

UDR, Inc.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129

Re:     UDR, Inc. and United Dominion Realty, L.P. - Post Effective Amendment to
    Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to UDR, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing on the date hereof by the Company and United Dominion Realty, L.P., a Delaware partnership (the “Operating Partnership”), of Post-Effective Amendment No. 1 (the “Amendment”) to the registration statement on Form S-3 (No. 333-197710) (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”).

You have provided us with a draft of the Amendment in the form in which it will be filed. The Amendment registers the issuance of guarantees (the “Guarantees”) by the Operating Partnership of the debt securities of the Company (the “Debt Securities” and, together with the Guarantees, the “Securities”).

The Debt Securities are to be issued from time to time pursuant to either (i) the senior indenture, dated as of November 1, 1995 (the “Senior Indenture”), between the Company (successor by merger to United Dominion Realty Trust, Inc., a Virginia corporation) and U.S. Bank National Association (successor trustee to Wachovia Bank, National Association, formerly known as First Union National Bank of Virginia), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of May 3, 2011, between the Company, the Operating Partnership, as guarantor, and the Trustee, and as further amended or supplemented from time to time, or (ii) the subordinated indenture, dated as of August 1, 1994 (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”), between the Company (successor by merger to United Dominion Realty Trust, Inc., a Virginia corporation) and U.S. Bank National Association (successor trustee to Crestar Bank), as trustee, as amended or supplemented from time to time. Appropriate debentures, notes and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indentures and, if required by the Indentures, accompanied by an officer’s certificate, will be delivered upon the issuance and sale of the Debt Securities and will comply with the applicable Indenture and the Articles, the Bylaws and applicable law.

UDR, Inc.
July 30, 2014

The Guarantees of the Debt Securities are to be issued from time to time pursuant to (i) the Guaranty of the Operating Partnership with respect to the Senior Indenture, dated as of September 30, 2010 (the “Senior Guaranty”), or (ii) one or more other guaranties or guarantee agreements to be entered into between the Company and one or more guarantors to be identified therein, which may include certain of the Company’s subsidiaries other than the Operating Partnership (each, an “Additional Guaranty,” and together with the “Senior Guaranty,” the “Guarantee Agreements” and each, a “Guarantee Agreement”). Any Guarantees of Debt Securities will be a valid and binding agreement that conforms to the description thereof set forth in the applicable prospectus or the applicable prospectus supplement, and will comply with the Articles, the Bylaws and applicable law.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Amendment, Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Guarantees.

In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and officers of the Company, made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also examined the Amendment, to be filed with the Commission in accordance with the provisions of the Securities Act and regulations of the Commission thereunder. In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed (a) that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents, (b) the due authorization by each such party of all requisite action and the due execution and delivery of such documents by each such party, (c) that such documents constitute the legal, valid and binding obligations of each such party, and (d) the integrity and completeness of the minute books of the Company presented to us for examination.

The opinions hereinafter expressed are subject to the following qualifications and exceptions:

1.
The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

2.
Limitations imposed by general principles of equity upon the availability of equitable remedies, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material.

UDR, Inc.
July 30, 2014

3.
We express no opinion as to the applicability of any regulatory statute, or rule or regulation of any regulatory agency, to the Company or the Operating Partnership, or the effect of any such statute, rule or regulation on the opinions expressed herein.

4.	We express no opinion as to compliance with applicable antifraud statutes, and rules or regulations of applicable foreign, state and federal laws concerning the issuance or sale of the Securities.

5.
Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

When the Amendment has become effective under the Securities Act, when a Guarantee has been duly authorized by the Operating Partnership of the Company, when such Guarantee has been duly executed and delivered by the Operating Partnership, when the terms of such Guarantee and of its issuance have been duly established in conformity with the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, which terms do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Operating Partnership or the Company and comply with any requirement or restriction imposed by any court or government body having jurisdiction over the Operating Partnership or the Company, and when such Guarantee has been duly issued as contemplated by the Registration Statement and consideration therefor has been received, such Guarantee will be duly authorized and constitute a valid and legally binding obligation of the Operating Partnership.

We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of Maryland, the Commonwealth of Virginia and the federal laws of the United States of America, as in effect on the date hereof.

We hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. We further consent to your filing a copy of this opinion as Exhibit 5.2 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP

Morrison & Foerster LLP